AMENDMENT NO. 2
                         TO CHURCHILL DOWNS INCORPORATED
                             1993 STOCK OPTION PLAN

                  WHEREAS, the Board of Directors of Churchill Downs Incorporated (the "Company") adopted the Churchill Downs Incorporated 1993 Stock Option Plan (the "Plan"), effective November 18, 1993 and the Plan was subsequently approved by Company's stockholders; and

                  WHEREAS, Company reserved the right to amend the Plan in
Section 8 thereof; and

                  WHEREAS, Company now desires to amend the Plan and outstanding options to provide for acceleration of vesting upon a change in control in Company;

                  NOW, THEREFORE, BE IT:

                  RESOLVED that the Plan is hereby amended, effective for all outstanding options, as follows:

         1. Section 5 shall be amended by the addition of the following new subsection L at the end thereof:

                           L. ACCELERATION OF OPTION VESTING. The exercise dates of outstanding options shall accelerate and options shall become fully exercisable on or after the date of a Change in Control; provided, however, that any acceleration that would cause the option to exceed the $100,000 exercisability limitation set forth in Section 4 with respect to an incentive stock option shall be made only with the written consent of the Optionee. "Change in Control" means: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of Company (in one transaction or in a series of related transactions) to a person that is not controlled by Company, (b) the approval by Company shareholders of any plan or proposal for the liquidation or dissolution of Company, or (c) a change in control of Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by Company's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the board of directors of Company on the date this Plan is approved or ratified by Company's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed

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         pursuant hereto to comprise the Board on the date this Plan is approved or ratified by Company's shareholders (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director) shall be, for purposes of this clause
         (ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by Company's shareholders.



         2. Other than as set forth above, the Plan is ratified, confirmed and approved in its entirety.


                                             CERTIFICATE OF SECRETARY

         I, Alexander M. Waldrop, Secretary of Churchill Downs Incorporated, certify that the foregoing Amendment No. 2 to the Churchill Downs Incorporated 1993 Stock Option Plan was adopted by the Board of Directors of Churchill Downs Incorporated on the day of , 1997.




                                             /S/ALEXANDER M. WALDROP
                                             Alexander M. Waldrop
                                             Secretary







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